UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020 (September 29, 2020)

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6836 Bee Cave Road

Building 1, Suite 279

Austin, TX

78746

(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 378-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

(e)	Compensatory Arrangements with Certain Officers.

On September 29, 2020, Sonim Technologies, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders approved an amendment of the Company’s 2019 Equity Incentive Plan (the “2019 Plan”) to increase the number of shares authorized for issuance pursuant to awards granted under the 2019 Plan by 3,000,000 shares (so that the new aggregate share limit for the 2019 Plan is 5,340,678 shares). The amendment also included a corresponding increase of 3,000,000 shares in the number of shares available for issuance under the 2019 Plan pursuant to the exercise of incentive stock options. In each case, the share numbers in this paragraph are subject to adjustment for certain changes in the Company’s capitalization (including the reverse stock split referred to in Item 5.07 below).

A summary of the material terms of the 2019 Plan are set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on August 24, 2020 (the “Proxy Statement”). The summaries of the 2019 Plan amendment set forth above and of the 2019 Plan terms in the Proxy Statement are qualified in their entirety by reference to the full text of the 2019 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 29, 2020, the Company held its Annual Meeting. The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

(i)

Proposal 1: All the nominees for director listed in Proposal 1 were elected to serve until the Company’s next annual meeting of stockholders and until their respective successors are duly elected and qualified as set forth below:

Nominees	For	Withheld	Broker Non-Votes
John Kneuer	34,826,782	422,510	13,848,110
Thomas Wilkinson	35,045,374	203,918	13,848,110
Susan G. Swenson	34,812,723	436,569	13,848,110
Kenny Young	34,799,446	449,846	13,848,110
Alan Howe	32,819,876	2,429,416	13,848,110

(ii)

Proposal 2: The amendment to the Company’s 2019 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the 2019 Equity Incentive Plan described in Item 5.02(e) was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
31,338,855	2,743,704	1,166,733	13,848,110

(iii)

Proposal 3: The amendment to the Company’s Amended and Restated Certificate of Incorporation, to effect a reverse stock split of the Company’s common stock, par value $0.001 per share, by a ratio of not less than one-for-two and not more than one-for-twelve, with the exact ratio to be set at a whole number within this range by the Board of Directors of the Company in its sole discretion was approved as set forth below:

For	Against	Abstain
47,506,068	1,536,304	55,030

(iv)	Proposal 4: Ratification of the appointment of Moss Adams as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 was approved as set forth below:

For	Against	Abstain
48,729,033	174,611	193,758

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1`	Sonim Technologies, Inc. 2019 Equity Incentive Plan (as Amended)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonim Technologies, Inc.
(Registrant)

Date: October 1, 2020	By:	/s/ Robert Tirva
Robert Tirva
Chief Financial Officer